UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2016

Plastic2Oil, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-52444	90-0822950
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.)

20 Iroquois Street Niagara Falls, NY	14303
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (716) 278-0015

NA

(Former name or former address, if changed since the last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 8 — Other Events

Item 8.01 Other Events.

As previously reported, on August 26, 2016 Plastic2Oil, Inc. (the “Company”) executed a Memorandum of Understanding (the “MOU”) with a Southern U.S. company regarding potential licensing of the Company’s technology and a potential sale of units. On November 28, 2016, the parties agreed to extend the term of the MOU until January 23, 2016. The parties will need to execute a definitive agreement by this date unless a further extension is mutually agreed upon. This extension of the MOU was agreed upon due to additional time needed to address zoning and permitting at the proposed site. There can be no guarantee that a definitive agreement will be reached prior to expiration of the extended term of the MOU.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Plastic2Oil, Inc.

Dated: December 2, 2016	By:	/s/ Richard Heddle
Richard Heddle
President, Chief Executive Officer,
and Director